AZ Corp. Commission

03587505

AZ CORPORATION COMMISSION
FILED

OCT 21 2008

FILE NO. 1395442

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

AREM GROUP, INC.

Amendment to Articles

Pursuant to the provisions of A.R.S. §10-1006, Arizona Business Corporation Act, the undersigned, being the President of AREM GROUP, INC., does hereby state as follows:

1. The name of the corporation is AREM GROUP, INC.

2. Pursuant to a duly authorized meeting held on the 11th day of September 2008, the Shareholders unanimously adopted the following Amendment to the Articles of Incorporation of AREM GROUP, INC.:

   "The name of the corporation shall be AREM Pacific Corporation."

3. The corporation has 100,000,000 (100%) shares of outstanding and issued common stock, and all shares are entitled to vote herein. All shares voted for such Amendment.

4. The current Officers and Directors are as follows:

   Zhuo Fan Tang-President/CEO/Director
   Yingshi Chen-CFO/COO/Secretary/Director

   The Officers and Directors may be changed from time to time as provided in the Bylaws and/or applicable law.

5. The current Shareholders are as follows:

   22.5% Shuo Fan Tang
   22.5% Yam Hin Yan
   20% Zhuo Fan Tang

15% AREN Pacific Corporation Pty Ltd.
15% Eastbridge Investment Group Corporation
5% ebig shareholders

DATED this 8th day of October, 2008.

AREN GROUP, INC., an Arizona corporation

By______________________
Zhuo Fan Fang, President

ORIGINAL ARTICLES

AZ CORPORATION COMMISSION
FILED
JUL 11 2007
1579544-2

AZ Corp. Commission
02074388

DO NOT PUBLISH THIS SECTION

ARTICLES OF INCORPORATION
Pursuant to A.R.S. §10-20.
(An Arizona Business Corporation)

1. Name:

The name of the Corporation is:

NANOTEC, INCORPORATED

2. Initial Business:

The Corporation initially intends to conduct the business of:

ELECTRICAL AND CHEMICAL PRODUCTS AND SERVICES

3. Authorized Capital:

The Corporation shall have authority to issue 110,000,000 shares of Common Stock.

4. Known Place of Business: (In Arizona)

The street address of the known place of business of the Corporation is:

2121 E. BROADWAY ROAD #30
TEMPE, AZ. 85282

5. Statutory Agent: (In Arizona)

The name and address of the statutory agent of the Corporation is:

NORMAN D. KLEIN
9971 E. WHITEWING DR.
SCOTTSDALE, AZ 85262

ARTICLE 1
The corporate name must contain a corporate ending which may be "corporation," "association," "company," "limited," "incorporated" or an abbreviation of any of these words. If you are the holder or assignee of a tradename, attach tradename certificate.

ARTICLE 2
The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.

ARTICLE 3
The total number of authorized shares cannot be "Zero" or "Not Applicable."

ARTICLE 4
May be in care of the statutory agent.

ARTICLE 5
The agent must provide a physical address. If the statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location. The agent must sign the Articles or provide a consent to acceptance of the appointment.

CF: 0042
Rev. 10/2006

Arizona Corporation Commission
Corporations Division

DO NOT PUBLISH THIS SECTION

ARTICLE 6
A minimum of 1 director is required.

13795442

6. Board of Directors:

The initial board of directors shall consist of 2 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name: Keith Wall

Address: 6348 E. Doubletree Road

City, State, Zip: Paradise Valley, AZ. 85253

Name: Norman P. Klein

Address: 9971 E. Whitewing Dr.

City, State, Zip: Scottsdale, AZ. 85262

Name: ____________________

Address: ____________________

City, State, Zip: ____________________

Name: ____________________

Address: ____________________

City, State, Zip: ____________________

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

ARTICLE 7
A minimum of 1 incorporator is required. All incorporators must sign both the Articles of Incorporation and the Certificate of Disclosure.

7. Incorporators:

The name(s) and address(es) of the incorporator(s) is (are):

Name: Norman P. Klein

Address: 9971 E. Whitewing Dr.

City, State, Zip: Scottsdale, AZ. 85262

Name: ____________________

Address: ____________________

City, State, Zip: ____________________

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

8. Indemnification of Officers, Directors, Employees and Agents:

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. Limitation of Liability:

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

13795442

DO NOT PUBLISH THIS SECTION

Executed this 10th day of July 2007 by all of the incorporators.

Signed: [signature] ______________________

Norman P. Klein ______________________
Print Name Here — Print Name Here

PHONE 480-227-7403

FAX ______________________

Phone and fax numbers are optional

Acceptance of Appointment By Statutory Agent

The agent must consent to the appointment by executing the following:

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 10th day of July, 2007.

[signature]
Signature

Norman P Klein
Print Name Here

____
(If signing on behalf of a company serving as statutory agent, print company name here)

The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.

CF: [illegible]
Rev. [illegible]

Arizona Corporation Commission
Corporations Division